Exhibit 4.3

MAKEMUSIC! INC.

LOAN AND INVESTMENT AGREEMENT

     This Loan and Investment Agreement (the “Agreement”) is entered into and made effective as of July 17, 2003 by and between MakeMusic! Inc., a Minnesota corporation (the “Company”), and Entrepreneurs Funds BV, an entity organized under the laws of The Netherlands (the “Investor”).

RECITALS

     WHEREAS, the Company has determined that it is in its best interest to secure additional financing in the form of senior, secured debt obligations to provide additional working capital for the Company’s operations;

     WHEREAS, the Investor desires to lend funds to the Company on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

     1.     Investment. The Company hereby agrees to sell and the Investor hereby agrees to purchase that certain Senior, Secured Promissory Note (the “Note”), in substantially the form of Exhibit A attached to and incorporated into this Agreement, in the aggregate principal amount (“Principal”) to be determined by the Company in its discretion not later than August 25, 2003, of Five Hundred Thousand Dollars ($500,000), Seven Hundred Fifty Thousand Dollars ($750,000) or One Million Dollars ($1,000,000). Interest (“Interest”) on the outstanding Principal shall accrue at an annual rate of twenty percent (20%), calculated on the basis of actual number of days elapsed in a 360-day year. The Company shall notify the Investor as to the amount of Principal it desires in writing on or prior to August 25, 2003; and, against payment thereof by Investor in lawful currency of the United States due on or before September 11, 2003, the Company shall promptly, and in any event within three (3) U.S. business days, prepare and issue the Note for such Principal amount to the Investor.

     Principal shall be due and payable on December 25, 2003. The Company may not pre-pay the Note prior to its schedule maturity. Principal shall be payable in lawful currency of the United States. Accrued Interest shall be payable in the form of a warrant (“Warrant”), in substantially the form of Exhibit B attached to and incorporated into this Agreement, to purchase 24,100 shares of common stock of the Company, $0.01 par value (“Common Stock”), in the event the Principal equals $500,000, 36,200 shares of Common Stock in the event the Principal equals $750,000 or 48,200 shares of Common Stock in the event the Principal equals $1,000,000. The calculation of such share amounts is set forth in Exhibit D to this Agreement. The Warrant shall be issued together with the Note as provided in the foregoing paragraph. The

Investor shall complete the form W-8BEN, which has been provided by the Company, and returned concurrently with the delivery of this Agreement executed by the Investor.

     Shares of Common Stock issuable upon exercise of the Warrant are herein referred to as the “Warrant Shares”. The Note, the Warrant, the Warrant Shares, the Security Warrant (defined below) and the Security Warrant Shares (defined below) are collectively referred to in this Agreement as the “Securities.”

     2.     Security. The Note shall be secured by the issuance to Investor of a warrant (“Security Warrant”), in substantially the form of Exhibit C attached to and incorporated into this Agreement, to purchase to purchase up to 242,000 shares of Common Stock of the Company in the event the Principal equals $500,000, up to 362,300 shares of Common Stock in the event the Principal equals $750,000 or to purchase up to 483,000 shares of Common Stock in the event the Principal equals $1,000,000 (such shares hereinafter referred to as “Security Warrant Shares”). The calculation of such share amounts is set forth in Exhibit D to this Agreement. The Security Warrant shall not become exercisable unless and until an Event of Default (as defined below) has occurred and, if provided for, remained uncured (as contemplated in Section 4 hereof), and then only to the extent, determined on a percentage basis, that the unpaid Principal amount bears to the original Principal amount. The Security Warrant shall be issued together with the Note and the Warrant as provided in Section 1 hereof.

     3.     Seniority. The payment of Principal under the Note shall be senior to the payment of certain other debt of the Company, as provided for in the Note.

     4.     Default. The Company shall be in default under the Note upon the happening after the date of this Agreement of any of the events identified in Section 5 of the Note.

     5.     Reservation of Shares of Common Stock. The Company shall, during the time that the Warrant or the Security Warrant remain outstanding, reserve and keep available from its authorized but unissued shares of Common Stock, a sufficient number of shares to issue the Warrant Shares and Security Warrant Shares.

     6.     Transfer Restrictions. The Securities shall be subject to certain restrictions on transfer as identified in this Agreement, the Note, the Warrant and the Security Warrant.

     7.     Representations and Warranties of the Company. The Company represents and warrants to the Investor the following:

(a)	The Company is duly organized, validly existing and in good standing under the laws of the State of Minnesota.

(b)	This Agreement has been duly authorized by all necessary corporate action on behalf of the Company, has been duly executed and delivered by an authorized officer of the Company, and is a valid and binding agreement on the part of the Company. All corporate action necessary to the authorization, issuance, and delivery of the Securities will be taken prior to issuance of the Securities.

(c)	The Note, the Warrant and the Security Warrant, when issued and delivered to the Investor, will constitute valid and binding obligations of the Company in accordance with their terms, except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditor generally. The Warrant Shares and Security Warrant Shares have been reserved for issuance and, when issued upon exercise of the Warrant or Security Warrant in accordance with their respective terms, as the case may be, will be duly authorized, validly issued and outstanding, fully paid, nonassessable.

     8.     Representations and Warranties of Investor. The Investor hereby represents and warrants to the Company and its officers, directors, shareholders, employees and agents as follows:

(a)	Information About the Company. The Investor has obtained and reviewed all information about the Company as the Investor believes relevant to the decision to purchase the Securities including, without limitation, filings that the Company has made with the Securities and Exchange Commission (“SEC”). The Investor has also had the opportunity to ask questions of, and to receive answers from, the Company or an agent or a representative of the Company concerning the terms and conditions of the investment and the business and affairs of the Company.

(b)	High Degree of Risk. The Investor realizes that this investment involves a high degree of risk, including, without limitation, the risks related to the business and industry of the Company identified in the Company’s annual report on Form 10-KSB for the year ended December 31, 2002 and other filings the Company has made with the SEC and the following risks related to this offering:

•	the Company needs additional capital, which it may not obtain;

•	if additional financing is not obtained, the Company may be unable to repay the Notes and may need to pursue other strategic courses of action, which may significantly adversely impact the liquidity of the Company’s securities, the status of the Company as a public company and the business operations of the Company;

•	there are substantial restrictions on the transfer of the Securities;

•	the market price for the Company’s stock is volatile;

•	the market for the Company’s common stock is limited and may be further limited if the Company’s common stock is delisted from the Nasdaq SmallCap Market; and

•	the Investor will be relying on management’s judgment regarding the use of proceeds from the Note.

(c)	Ability to Bear the Risk. The Investor is able to bear the economic risk of the investment, including the total loss of such investment.

(d)	Business Sophistication. The Investor is experienced and knowledgeable in financial and business matters to the extent that the Investor is capable of evaluating the merits and risks of the prospective investment in the Securities.

(e)	Residency. The Investor is an entity organized under the laws of The Netherlands. The Securities are being purchased by the Investor in the Investor’s name solely for the Investor’s own beneficial interest and not as nominee for, on behalf of, for the beneficial interest of, or with the intention to transfer to, any other person, trust, or organization.

(f)	Accredited Status. The Investor is an “accredited investor” as such term is defined by Regulation D of the Securities Act of 1933, as amended (the “Act”).

(g)	Regulation S. The Investor:

(1)	certifies that he/she/it is not a “U.S. Person” as that term is defined in Regulation S of the Act, and is not acquiring the Securities for the account or benefit of any U.S. Person, or else is a U.S. Person purchasing securities in a transaction that does not require registration under the Act; and

(2)	agrees to exercise his/her/its rights under the Warrant and the Security Warrant, if at all, only in accordance with the provisions of Regulation S, in conjunction with a registration under the Act, or pursuant to an available exemption from such registration, and further agrees not to engage in hedging transactions with regard to the Warrant Shares and Security Warrant Shares unless in compliance with the Act.

     9.     Investment Purpose in Acquiring the Securities. The Investor and the Company acknowledge that the Securities have not been registered under the Act or applicable state securities laws and that the Securities will be issued to the Investor in reliance on exemptions from the registration requirements of the Act and applicable state securities laws and in reliance on the Investor’s and the Company’s representations and agreements contained herein. The Investor is acquiring the Securities for the account of the Investor for investment purposes only and not with a view to their immediate resale or distribution. The Investor has no present intention to divide his, her or its participation with others or to resell or otherwise dispose of all or any part of the Securities. In making these representations, the Investor understands that, in the view of the Commission, exemption of the Securities from the registration requirements of the Act would not be available if, notwithstanding the representations of the Investor, the Investor has in mind merely acquiring the Securities for resale upon the occurrence or non-occurrence of some predetermined event.

     10. Compliance with Securities Act. The Investor agrees that if the Securities or any part thereof are sold or distributed in the future, the Investor shall sell or distribute them pursuant to the requirements of the Act and applicable state securities laws. The Investor agrees that the Investor will not transfer any part of the Securities without: (i) obtaining a “no action” letter from the Commission and applicable state securities commissions; (ii) obtaining an opinion of counsel satisfactory in form and substance to the Company to the effect that such transfer is exempt from the registration requirements under the Act and applicable state securities laws; or (iii) registration.

     11.     Restrictive Legends. The Investor agrees that the Company may place one or more restrictive legends on any certificates evidencing the Securities containing substantially the following language:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, have not been registered under any state securities law, and are subject to a subscription and investment representation agreement. They may not be sold, offered for sale, transferred, assigned, pledged or otherwise distributed for value unless there is an effective registration under the Securities Act of 1933, as amended, and under the applicable state securities laws, or the Company receives an opinion of counsel acceptable to the Company stating that such transaction is exempt from registration and prospectus delivery requirements of the Securities Act of 1933, as amended, and under the applicable state securities laws.

     12.     Knowledge of Restrictions upon Transfer of the Securities. The Investor understands that the Securities are not freely transferable and may in fact be prohibited from sale for an extended period of time and that, as a consequence thereof, the Investor must bear the economic risk of an investment in the Securities for an indefinite period of time and may have extremely limited opportunities to dispose of the Securities.

     13.     Binding Effect. Neither this Agreement nor any interest herein shall be assignable by the Investor without the prior written consent of the Company. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

     14.     Representations to Survive Delivery. The representations, warranties and agreements of the Company and of the Investor contained in this Agreement will remain operative and in full force and effect and will survive the receipt of funds by the Company, and the issuance to the Investor of the Securities.

     15.     Miscellaneous Provisions.

(a)	Registration Obligations; Cash Payment.

       (1)  The Company shall use its reasonable efforts to prepare and file with the SEC prior to December 25, 2003 a registration statement on Form S-3 (or any successor to Form S-3), covering the resale of the Warrant Shares (but not Security Warrant Shares, which are provided for in Section 15(a)(3) hereof) and use its reasonable efforts, as soon as reasonably practicable thereafter, to cause such registration to be declared effective and to effect any related qualification or compliance with respect to all such Warrant Shares. The Company agrees that it will cause any Form S-3 filed and declared effective pursuant to this Section 15(a)(1) to remain effective until the earlier of the date that all Warrant Shares covered by the Form S-3 (i) have been sold, transferred or disposed of pursuant to the Form S-3 or otherwise, or (ii) are eligible for sale pursuant to Rule 144(k). Notwithstanding anything to the contrary, each holder of Warrants or Warrant Shares understands and acknowledges that there may be periods during which the Company may determine, in good faith, that it is in the best interest of the Company and its stockholders to defer disclosure of non-public information until such information has reached a more advanced stage and that during such periods sales of Warrant Shares and the effectiveness of any Form S-3 filed pursuant to this Section 15(a)(1) may be suspended or delayed. Each holder of Securities agrees that upon receipt of any written notice from the Company of a suspension pursuant to this Section 15(a)(1), it will forthwith discontinue its disposition of Warrant Shares pursuant to the Form S-3 until receipt by such holder that the use of the Form S-3 may be resumed.

     (2)  The Company agrees to pay accrued Interest in lawful currency of the United States on December 25, 2003 if the Company has not prepared and filed with the SEC, and had declared effective by the SEC, all prior to December 25, 2003, a registration statement on Form S-3 covering the resale of the Warrant Shares.

     (3)  The Company shall use its reasonable efforts to prepare and file with the SEC as soon as is practical, and in any event within thirty (30) days of the occurrence of an event of default (as contemplated in Section 4 hereof) a registration statement on Form S-3 (or any successor to Form S-3), covering the resale of the Security Warrant Shares (but not the Warrant Shares, which are covered by Section 15(a)(1) hereof) and use its reasonable efforts, as soon as reasonably practicable thereafter, to cause such registration to be declared effective and to effect any related qualification or compliance with respect to all such Security Warrant Shares. The Company agrees that it will cause any Form S-3 filed and declared effective pursuant to this Section 15(a)(3) to remain effective until the earlier of the date that all Security Warrant Shares covered by the Form S-3 (i) have been sold, transferred or disposed of pursuant to the Form S-3 or otherwise, or (ii) are eligible for sale pursuant to Rule 144(k). Notwithstanding anything to the contrary, each holder of Security Warrants or Security Warrant Shares understands and acknowledges that there may be periods during which the Company may determine, in good faith, that it is in the best interest of the Company and its stockholders to defer disclosure of non-public information until such information has reached a more advanced stage and that during such periods sales of Security Warrant Shares and the effectiveness of any Form S-3 filed pursuant to this Section 15(a)(3) may be suspended or delayed. Each holder of Securities agrees that upon receipt of any written notice from the Company of a suspension pursuant to this Section 15(a)(3), it will forthwith discontinue its disposition of Warrant Shares pursuant to the Form S-3 until receipt by such holder that the use of the Form S-3 may be resumed.

     (b)  Indemnification.

     (1)  The Company hereby indemnifies the Investor, and the officers and directors of the Investor who control the Investors, within the meaning of Section 15 of the Act, against all losses, claims, damages, and liabilities caused by (1) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if the Company shall have furnished any amendments thereof or supplements thereto), any preliminary prospectus or any state securities law filings related to the registration of the Warrant Shares pursuant to Section 15(a)(1) and Security Warrant Shares pursuant to Section 15(a)(3); (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by such holder expressly for use therein.

     (2) The Investor agrees to indemnify the Company, and each current and future officer, director, employee, agent and shareholder of the Company, against and to hold them harmless from any damage, loss, liability, claim or expense including, without limitation, reasonable attorneys’ fees resulting from or arising out of the inaccuracy or alleged inaccuracy of any of the representations, warranties or statements of the Investor contained in this Agreement, the Note, the Warrant and the Security Warrant including without limitation any violation or alleged violation of the registration requirements of the Act or applicable state law in connection with any subsequent sale of the Securities or any portion thereof by Investor. Investor also agrees it will indemnify and hold harmless the Company, each of its officers who signs any registration statement related to the registration of the Warrant Shares pursuant to Section 15(a)(1) and the Security Warrant Shares pursuant to Section 15(a)(3), and each person, if any, who controls the Company, within the meaning of Section 15 of the Act, with respect to losses, claims, damages or liabilities which are caused by any untrue statement or omission contained in information furnished in writing to the Company by such holder expressly for use therein.

     (c)  Arbitration. Any dispute regarding this Agreement or the Investor’s investment in the Company (including without limitation claims pursuant to federal or state securities laws), including any claim which is made against any placement agent or broker-dealer involved in the offer or sale of the Securities, shall be resolved by arbitration which shall be the sole forum for resolution of any such disputes. Unless otherwise agreed by the parties, any such proceedings shall be brought in Minneapolis, Minnesota U.S.A. pursuant to the Rules and Code of Arbitration of the American Arbitration Association.\

     (d)  Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of Minnesota without reference to Minnesota conflict of laws provisions. Subject in all cases to Section 15(b) hereof, actions or proceedings litigated in connection with this Agreement, if any, shall be venued exclusively in the state and federal courts located in the County of Hennepin, State of Minnesota.

     (e)  Notice. All notices or other communications required or permitted hereunder shall be in writing. A written notice or other communication shall be deemed to have been delivered hereunder: (i) if delivered by hand, when such notice is received from the notifying party; (ii) if transmitted by facsimile, on the next business day following the day so transmitted; (iii) if timely delivered to a reputable express courier, on the fifth business day following the day so delivered; or (iv) if delivered by mail, on the seventh business day following the date such notice or other communication is deposited in the U.S. Mail for delivery by certified or registered mail addressed to the other party, or when actually received, whichever occurs earlier.

     (f)  Counterparts. This Agreement may be executed by the Company and by the Investor in separate counterparts, each of which shall be deemed an original.

(signature pages follow)

     In witness whereof, the parties have duly executed this Agreement as of the date first se t forth above in a manner appropriate to each.

ENTREPRENEURS FUND B.V.

By	/s/ Paul Kloppenborg

/s/ Jan Van Veldhoven

Its	CEO

Mailing Address:

Facsimile No.:

Tel. No.:

MAKEMUSIC! INC.

By      /s/ Philip Sean Lafleur

Its      Chief Executive Officer

Mailing Address:

6210 Bury Drive
Eden Prairie, MN 55346
U.S.A.

Facsimile No.: 952-906-3617
Tel. No.: 952-937-9611

Exhibit A

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE ONLY (i) IN A REGISTRATION OR QUALIFICATION OR (ii) IF AN EXEMPTION FROM REGISTRATION OR QUALIFICATION IS AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THAT EFFECT REASONABLY SATISFACTORY TO THE COMPANY.

MAKEMUSIC! INC.

20% SENIOR, SECURED PROMISSORY NOTE

Principal:	$500,000	September 11, 2003

     FOR VALUE RECEIVED, the undersigned, MakeMusic! Inc., organized and existing under the laws of the State of Minnesota, whose mailing address is 6210 Bury Drive, Eden Prairie, MN 55346 (the “Maker”), for value received, hereby unconditionally promises to pay to the order of Entrepreneurs Fund, BV, an entity organized under the laws of The Netherlands, or its successors and assigns (the “Holder”), at such place as may be designated from time to time by the Holder, any outstanding unpaid principal together with all accrued and unpaid interest thereon in accordance with the terms of this promissory note (the “Note”).

     The Note is being issued pursuant to the terms of that certain Loan and Investment Agreement dated July 17, 2003 (“Agreement”) by and between the Maker and the original Holder. This Note and the Holder hereof are subject to and entitled to all the benefits provided for in the Agreement. The provisions of the Agreement are incorporated herein by reference with the same force and effect as if fully set forth herein. In the event of a conflict or inconsistency between the Note and the Agreement, the Agreement shall govern.

     1.     Payment. Principal is due and payable on December 25, 2003. The Company may not pre-pay the Note prior to its scheduled maturity. Principal shall be payable in lawful currency of the United States. Accrued Interest shall be payable in the form of a warrant (“Warrant”), in substantially the form of Exhibit B attached to and incorporated into the Agreement. This Note shall accrue interest at the rate of 20% per annum, calculated on the basis of a 360-day year.

     2.     Security. The Note is secured by the issuance to Investor of a warrant (“Security Warrant”), in substantially the form of Exhibit C attached to and incorporated into the Agreement, to purchase up to 24,100 shares of Common Stock of the Company (“Security

Warrant Shares”). The Warrant shall not become exercisable unless and until an Event of Default (as defined in Section 5 hereof) has been determined to have occurred and, if provided for, remained uncured, and then only to the extent, determined on a percentage basis, that the unpaid Principal amount bears to the original Principal amount.

     3.     Seniority. The payment of Principal under the Note shall be prior to and in preference of payment of all, and the Company shall make prior payment on any, other indebtedness of the Company, whether currently outstanding or hereafter incurred, payable to any bank, insurance company, or other lending institution regularly engaged in the business of lending money, indebtedness in connection with the acquisition or lease of capital equipment and pursuant to the terms of investment securities issued by the Company, which indebtedness shall not include accounts payable and other similar indebtedness incurred from time to time in the ordinary course of business by the Company.

     4.     Compliance with Securities Laws and Other Transfer Restrictions.

     (a)  The Holder of this Note, by acceptance hereof, agrees, represents and warrants that this Note is being acquired for investment, that the Holder has no present intention to resell or otherwise dispose of all or any part of this Note, and that the Holder will not offer, sell or otherwise dispose of all or any part of this Note except under circumstances which will not result in a violation of the Act or applicable state securities laws. The Maker may condition any transfer, sale, pledge, assignment or other disposition on the receipt, from the party to whom this Note is to be so transferred, of any representations and agreements requested by the Maker in order to permit such issuance or transfer to be made pursuant to exemptions from registration under federal and applicable state securities laws.

     (b)  In the event the Holder of this Note desires to transfer this Note, the Holder shall provide the Maker with a Form of Assignment, in the form attached hereto describing the manner of such transfer, and, if so elected, an opinion of counsel (reasonably acceptable to the Maker) that the proposed transfer may be effected without registration or qualification under applicable securities laws, whereupon such Holder shall be entitled to transfer this Note in accordance with the notice delivered by such Holder to the Maker. If, in the opinion of the counsel referred to in this Subsection, the proposed transfer or disposition described in the written notice given may not be effected without registration or qualification of this Note, the Maker shall give written notice thereof to the Holder hereof, and such Holder will limit its activities in respect to such proposed transfer or disposition as, in the opinion of such counsel, are permitted by law.

     (c)  The Maker may place one or more restrictive legends on the Note, which legends set forth the restrictions contained herein, and may further place a “stop transfer” restriction in the Maker’s books and records with respect to the Note. The restrictions set forth in this Note shall be binding upon any holder, donee, assignee or transferee of the Note.

     5. Events of Default. The occurrence of any one or more of the following events (whether such occurrence shall be voluntary or involuntary or occur or be effected by operation of law or otherwise) shall constitute an “Event of Default” hereunder:

(i) the failure of the Maker to pay Principal and accrued Interest on December 25, 2003;

(ii) cessation of the business of the Company;

(iii) the failure of the Maker to generally meet its debts, other than those arising from this Note, as they mature for a period of ninety (90) days;

(iv) the commencement by the Maker of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law;

(v) the commencement against the Maker, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or state law by creditors of the Maker, provided that such default shall not be deemed an Event of Default if such proceeding is controverted within ten (10) days and dismissed and vacated within thirty (30) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or the Maker shall take action to authorize or effect any of the actions in any such proceeding; and

(vi) breach by the Maker of any warranty, representation or covenant contained in the Agreement or in the Note; provided that such default of any of the warranties, representations or covenants shall not be deemed to be an Event of Default unless and until such Default shall remain unremedied for a period of thirty (30) consecutive days from the date of such breach.

     Upon the occurrence of and Event of a Default, the Holder (A) shall have the right, at its option and not subject to demand or notice, to declare all or any part of the Note immediately due and payable and (B) may exercise, in addition to the rights and remedies granted in this Agreement and the Security Warrant, all of the rights and remedies of a holder under the Note and under applicable law.

     6.     Miscellaneous Provisions.

     (h)  No amendment hereunder shall be effective unless in writing signed by the Maker and the Holder. Neither the failure on the part of the Holder in exercising any right or remedy, nor any single or partial exercise of any other right or remedy, shall operate as a waiver. The acceptance by the Holder of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the options hereunder at that time or at any subsequent time.

     (i)  The Maker hereby: (i) waives diligence, presentment, demand for payment, notice of dishonor, notice of non-payment, protest, notice of protest, and any and all other demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

     (j) The terms and provisions hereof shall inure to the benefit of, and be binding upon, the respective successors and assigns of the Holder. The Maker may not assign this Note without the prior approval of the Holder. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota without giving effect to such state’s choice of law principles.

     (k)  No recourse for the payment of the principal of or any interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Maker in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer or director as such, past, present or future, of the Maker or of any successor corporation either directly or through the Maker or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     (l)  Upon receipt by the Maker of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Maker of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Maker will make and deliver a new Note of like tenor and dated as of the initial Note, in lieu of this Note.

     (m)  All notices or other communications required or permitted hereunder shall be in writing. A written notice or other communication shall be deemed to have been sufficiently given: (i) if delivered by hand, when such notice is received from the notifying party; (ii) if transmitted by facsimile, on the next business day following the day so transmitted; (iii) if timely delivered to a reputable express courier, on the fifth business day following the day so delivered; or (iv) if delivered by mail, on the seventh day following the date such notice or other communication is deposited in the U.S. Mail for delivery by certified or registered mail addressed to the other party, or when actually received, whichever occurs earlier.

     IN WITNESS WHEREOF, the Maker has caused this Note to be executed by its authorized representative, who certifies that he has all necessary authority on behalf of the Maker to execute this Note and bind the Maker to the terms hereof.

MAKEMUSIC! INC.

By	/s/ Barbara S. Remley Its CFO

FORM OF ASSIGNMENT

MAKEMUSIC! INC.

     FOR VALUE RECEIVED, the undersigned registered owner of this 20% Senior, Secured Promissory Note (the “Note”) hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Note as set forth below:

Name of Assignee	Address	Principal Amount of Note

and does hereby irrevocably constitute and appoint _________________ Attorney to make such transfer on the books of MAKEMUSIC! INC. maintained for the purpose, with full power of substitution in the premises. The undersigned understands that compliance with the provisions of the Note is necessary to effect any assignment or transfer.

     The undersigned hereby certifies that (1) the Assignee is not a “U.S. Person” as that term is defined in Regulation S to the Securities and Exchange Act of 1933, as amended, or (2) that the undersigned has delivered a written opinion of counsel to MAKEMUSIC! INC. to the effect that the Warrant may be validly transferred to the Assignee pursuant to an exempt from registration thereunder.

Dated: _______________________, ______	Dated: _______________________, ______

Signature	Second Signature (if necessary)

Print Name	Print Name

Exhibit B

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE ONLY (i) IN A REGISTRATION OR QUALIFICATION OR (ii) IF AN EXEMPTION FROM REGISTRATION OR QUALIFICATION IS AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THAT EFFECT REASONABLY SATISFACTORY TO THE COMPANY.

WARRANT TO PURCHASE
SHARES OF COMMON STOCK
OF
MAKEMUSIC! INC.

Issuance Date: September 11, 2003

     THIS CERTIFIES that, subject to the terms and conditions herein set forth, ENTREPRENEURS FUND, BV, an entity organized under the laws of The Netherlands, or its registered assigns, is entitled to purchase from MAKEMUSIC! INC., a Minnesota corporation (the “Company”), at any time after September 11, 2003 and on or prior to 5:00 p.m., Minneapolis, Minnesota time on March 11, 2005 24,100 shares of Common Stock (as defined below) (the “Warrant Shares”) at the Warrant Exercise Price (as defined below). The $.01 par value common stock of the Company is herein referred to as the “Common Stock”. The “Warrant Exercise Price” shall equal the closing bid price of one share of Common Stock on the Nasdaq SmallCap Market on July 17, 2003.

     This Warrant and the rights granted hereby are subject to the following terms and conditions:

     1.     Adjustment of Warrant Exercise Price and Number of Warrant Shares. The provisions in this Warrant relating to the Warrant Exercise Price and the number of Warrant Shares to be issued upon exercise of this Warrant shall be subject to adjustment from time to time as hereinafter provided in this Section.

     (a)  Upon each adjustment of the Warrant Exercise Price, the holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Exercise Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

     (b) In case the Company shall at any time subdivide its outstanding Common Stock into a greater number of shares or declare a dividend payable in Common Stock, the Warrant Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock purchasable pursuant to this Warrant shall be proportionately increased, and conversely, in case the Company’s outstanding Common Stock shall be combined into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be proportionately reduced.

     (c)  If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets (“Substituted Property”) with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant, and in lieu of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such Substituted Property as would have been issued or delivered to the holder if it had exercised this Warrant and had received upon exercise of this Warrant the Common Stock prior to such reorganization, reclassification, consolidation, merger, or sale. The Company shall not effect any such consolidation, merger, or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume the obligation to deliver to the holder such Substituted Property as, in accordance with the foregoing provisions, the holder may be entitled to purchase.

     (d)  If the Company takes any other action, or if any other event occurs which does not come within the scope of the provisions of Sections 2(b) or 2(c), but which should, in the Company’s reasonable judgment, result in an adjustment in the Warrant Exercise Price and/or the number of shares subject to the Warrant in order to fairly protect the purchase rights of the holder, an appropriate adjustment in such purchase rights shall be made by the Company.

     (e)  Upon any adjustment of the Warrant Exercise Price or the number of shares issuable upon exercise of this Warrant, the Company shall give written notice thereof, by express delivery or first-class mail, postage prepaid, addressed to the holder at the address of the holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     2.     No Fractional Shares. No fractional shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional share which would otherwise be issuable, the Company shall round up to the nearest whole number of shares.

     3.     No Shareholder Rights. This Warrant shall not entitle its holder to vote, receive dividends or exercise any of the rights of a shareholder of the Company prior to exercise of this Warrant.

     4.     Covenants of the Company. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the issuance of

Warrant Shares upon the exercise of this Warrant. The Company further covenants that all Warrant Shares that may be issued upon the exercise of this Warrant will, upon payment and issuance, be duly authorized and issued, fully paid and nonassessable shares of Common Stock.

     5.     Exercise of Warrant. This Warrant may be exercised by the registered holder, in whole or in part, by providing the Company with at least five (5) U.S. business days’ written notice of such holder’s intent to exercise and by surrendering this Warrant at the principal office of the Company, together with the Exercise Form attached hereto duly executed, accompanied by payment in full of the amount of the aggregate Warrant Exercise Price in cash or check payable to the Company. Notwithstanding anything to the contrary in this Warrant, in no event shall a partial exercise be for Warrant Shares with an aggregate exercise price of less than $5,000. Upon partial exercise hereof, a new warrant or warrants containing the same date and provisions as this Warrant shall be issued by the Company to the registered holder for the number of Warrant Shares with respect to which this Warrant shall not have been exercised. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date the Company is in receipt of this Warrant, a completed Exercise Form, all documents the Company may reasonably request from the holder for the purpose of complying with applicable securities and other laws, and payment for the number of Warrant Shares being acquired upon exercise of this Warrant. The holder entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such date. After such date, the Company shall issue and deliver to the holder or holders entitled to receive the same, a certificate or certificates for the number of full Warrant Shares issuable upon such exercise.

     The holder has been advised that the Warrant Shares and the Warrant have not been registered under the Act, or state securities laws pursuant to exemptions from the Act and such laws, and that the Company’s ability and obligation to issue Warrant Shares are dependent upon the availability of exemptions from registration under the Act and state securities law for such issuance. In the event that the Company does not meet the requirements for an exemption to registration under the Act and state securities laws for issuance of the Warrant Shares, the Company shall issue the Warrant Shares at the first opportunity an exemption is available.

     The holder agrees to exercise its rights under the Warrant, if at all, only in accordance with the provisions of Regulation S, in conjunction with a registration under the Act, or pursuant to an available exemption from such registration, and further agrees not to engage in hedging transactions with regard to the Warrant Shares unless in compliance with the Act.

     Notwithstanding anything herein to the contrary, the Company shall have the right to delay any exercise for the purpose of ensuring the availability of an exemption under applicable securities laws for the issuance of the Warrant Shares to the holder in light of the transactions by the Company in its securities. If the Company elects to delay any such exercise, the Company shall inform the holder, in writing, of such delay and the terms of such delay. Any such delay shall not lead to any change in the Warrant Exercise Price or the terms of the Warrant and shall not extend the term of any Warrant unless such delay would extend past the expiration date of such Warrant. In such case, the expiration date shall be extended to thirty (30) days after the end of such delay.

     6.     Acceleration of Warrant Termination. For purposes of this section, “Change of Control” shall mean the sale or lease of all or substantially all of the Company’s assets or a merger or other transaction in which the holders of the Company’s voting capital stock before such transaction hold less than fifty percent of the outstanding voting capital stock of the successor entity after the transaction. Immediately prior to the Company completing a Change of Control, the Company shall automatically have the right to call and terminate the Warrant, without paying any additional consideration. The Company shall deliver prior written notice to the holder (“Call Notice”) of a Change of Control and the effectiveness of the call right. The holder shall have forty-five (45) days from the date of the Call Notice (“Call Period”) during which the holder may exercise the Warrant. If the Warrant is not exercised during the Call Period, the holder shall deliver the Warrant to the Company for cancellation. Cancellation of the Warrant shall be effective on the Company’s books and records notwithstanding the holder’s failure to deliver the Warrant to the Company for cancellation.

     7.     Compliance with Securities Laws and Other Transfer Restrictions.

     (a)  The holder of this Warrant, by acceptance hereof, agrees, represents and warrants that this Warrant and the Warrant Shares which may be issued upon exercise hereof are being acquired for investment, that the holder has no present intention to resell or otherwise dispose of all or any part of this Warrant or any Warrant Shares, and that the holder will not offer, sell or otherwise dispose of all or any part of this Warrant or any Warrant Shares except under circumstances which will not result in a violation of the Act or applicable state securities laws. The Company may condition any transfer, sale, pledge, assignment or other disposition on the receipt from the party to whom this Warrant is to be so transferred or to whom Warrant Shares are to be issued or so transferred, of any representations and agreements requested by the Company in order to permit such issuance or transfer to be made pursuant to exemptions from registration under federal and applicable state securities laws. Upon exercise of this Warrant, the holder hereof shall, if requested by the Company, confirm in writing holder’s investment purpose and acceptance of the restrictions on transfer of the Warrant Shares, as well as any representations and agreements requested by the Company in order to permit the issuance of Warrant Shares to be made pursuant to exemptions from registration under federal and applicable state securities laws.

     (b)  In the event the holder of this Warrant desires to transfer this Warrant, the holder shall provide the Company with a Form of Assignment, in the form attached hereto describing the manner of such transfer, and, if so elected, an opinion of counsel (reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification under applicable securities laws, whereupon such holder shall be entitled to transfer this Warrant in accordance with the notice delivered by such holder to the Company. If, in the opinion of the counsel referred to in this Section, the proposed transfer or disposition described in the written notice given may not be effected without registration or qualification of this Warrant, the Company shall give written notice thereof to the holder hereof, and such holder will limit its activities in respect to such proposed transfer or disposition as, in the opinion of such counsel, are permitted by law. The Company may place one or more restrictive legends on the Warrant or any certificates representing the Warrant Shares which set forth the restrictions contained herein, and may further place a “stop transfer” restriction in the Company’s books and records with respect to the Warrant and any Warrant Shares. The restrictions set forth in this Warrant shall be binding upon any holder, donee, assignee or transferee of the Warrant or the Warrant Shares.

     8.     Subdivision of Warrant. At the request of the holder of this Warrant in connection with a transfer or exercise of a portion of the Warrant, upon surrender of such

Warrant for such purpose to the Company, the Company will issue and exchange therefor warrants of like tenor and date representing in the aggregate the right to purchase such number of shares of Common Stock as shall be designated by such holder at the time of such surrender; provided, however, that the Company’s obligations to subdivide securities under this Section shall be subject to and conditioned upon the compliance of any such subdivision with applicable securities laws.

     9.     Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of the initial Warrant, in lieu of this Warrant.

     10.     Miscellaneous. This Warrant shall be governed by the laws of the state of Minnesota without reference to such state’s choice of laws provisions. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the registered holder hereof. All notices or other communications required or permitted hereunder shall be in writing. A written notice or other communication shall be deemed to have been sufficiently given: (i) if delivered by hand, when such notice is received from the notifying party; (ii) if transmitted by facsimile, on the next business day following the day so transmitted; (iii) if timely delivered to a reputable express courier, on the fifth business day following the day so delivered; or (iv) if delivered by mail, on the seventh day following the date such notice or other communication is deposited in the U.S. Mail for delivery by certified or registered mail addressed to the other party, or when actually received, whichever occurs earlier.

     ISSUED this 11th day of September, 2003.

MAKEMUSIC! INC.

By	/s/ Barbara S. Remley Its: CFO

FORM OF ASSIGNMENT

MAKEMUSIC! INC.

     FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	Number of Shares

and does hereby irrevocably constitute and appoint __________________ Attorney to make such transfer on the books of MAKEMUSIC! INC. maintained for the purpose, with full power of substitution in the premises. The undersigned understands that compliance with the provisions of the Warrant is necessary to effect any assignment or transfer.

     The undersigned hereby certifies that (1) the Assignee is not a “U.S. Person” as that term is defined in Regulation S to the Securities and Exchange Act of 1933, as amended, or (2) that the undersigned has delivered a written opinion of counsel to MAKEMUSIC! INC. to the effect that the Warrant may be validly transferred to the Assignee pursuant to an exempt from registration thereunder.

Dated: ___________________________ , _____

Signature

Print Name

EXERCISE FORM

MAKEMUSIC! INC.

(To be executed only upon exercise of Warrant)

     The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases ____________________ of the number of shares of Common Stock of MAKEMUSIC! INC. purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant.

     The undersigned agrees to deliver a completed and executed subscription, investment or similar document requested by the Company in connection with the purchase of shares of Common Stock upon exercise of this Warrant.

     The undersigned hereby certifies that (1) he/she/it is not a “U.S. Person” as that term is defined in Regulation S to the Securities and Exchange Act of 1933, as amended, and the Warrant is not being exercised on behalf of a U.S. Person or (2) that the undersigned has delivered a written opinion of counsel to MAKEMUSIC! INC. to the effect that the issuance of shares of Common Stock are exempt from registration thereunder.

Dated: ___________________________ , _____

Signature of Registered Owner

Exhibit C

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE ONLY (i) IN A REGISTRATION OR QUALIFICATION OR (ii) IF AN EXEMPTION FROM REGISTRATION OR QUALIFICATION IS AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THAT EFFECT REASONABLY SATISFACTORY TO THE COMPANY.

WARRANT TO PURCHASE
SHARES OF COMMON STOCK
OF
MAKEMUSIC! INC.

Issuance Date: September 11, 2003

     THIS CERTIFIES that, subject to the terms and conditions herein set forth, ENTREPRENEURS FUND, BV, an entity organized under the laws of The Netherlands, or its registered assigns, is entitled to purchase from MAKEMUSIC! INC., a Minnesota corporation (the “Company”), at any time after the date (the “Exercise Date”) of the occurrence of an Event of Default (as determined in accordance with the next paragraph hereof), and on or prior to 5:00 p.m., Minneapolis, Minnesota time on the 10-year anniversary of the Exercise Date, that number of shares of Common Stock (as defined below) (the “Security Warrant Shares”) at the Warrant Exercise Price (as defined below) as equals the product of (A) 242,000 multiplied by (B) a fraction yielded by dividing (x) the Unpaid Principal (as defined below) on the Exercise Date by (y) the Original Principal. The $.01 par value common stock of the Company is herein referred to as the “Common Stock”. The “Warrant Exercise Price” shall equal the closing bid price of one share of Common Stock on the Nasdaq SmallCap Market on July 17, 2003. The “Original Principal” amount shall mean $500,000. The “Unpaid Principal” amount shall mean the Original Principal or such lesser amount as then remains outstanding pursuant to that certain Senior, Secured Promissory Note (the “Note”) of even date as the Issuance Date.

     This Warrant shall not become exercisable unless and until an Event of Default (as defined in the Note) has occurred. Whether an Event of Default has occurred shall be determined (1) by the written acknowledgement of such occurrence by the Company or (2) in accordance with the provisions of the Loan and Investment Agreement between the Company and Entrepreneurs Fund, BV dated July 17, 2003 and the Note.

     This Warrant and the rights granted hereby are subject to the following terms and conditions:

1. Adjustment of Warrant Exercise Price and Number of Security Warrant Shares. The provisions in this Warrant relating to the Warrant Exercise Price and the number of Security Warrant Shares to be issued upon exercise of this Warrant shall be subject to adjustment from time to time as hereinafter provided in this Section.

     (a)  Upon each adjustment of the Warrant Exercise Price, the holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Exercise Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

     (b)  In case the Company shall at any time subdivide its outstanding Common Stock into a greater number of shares or declare a dividend payable in Common Stock, the Warrant Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock purchasable pursuant to this Warrant shall be proportionately increased, and conversely, in case the Company’s outstanding Common Stock shall be combined into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be proportionately reduced.

     (c)  If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets (“Substituted Property”) with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant, and in lieu of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such Substituted Property as would have been issued or delivered to the holder if it had exercised this Warrant and had received upon exercise of this Warrant the Common Stock prior to such reorganization, reclassification, consolidation, merger, or sale. The Company shall not effect any such consolidation, merger, or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume the obligation to deliver to the holder such Substituted Property as, in accordance with the foregoing provisions, the holder may be entitled to purchase.

     (d)  If the Company takes any other action, or if any other event occurs which does not come within the scope of the provisions of Sections 2(b) or 2(c), but which should, in the Company’s reasonable judgment, result in an adjustment in the Warrant Exercise Price and/or the number of shares subject to the Warrant in order to fairly protect the purchase rights of the holder, an appropriate adjustment in such purchase rights shall be made by the Company.

     (e) Upon any adjustment of the Warrant Exercise Price or the number of shares issuable upon exercise of this Warrant, the Company shall give written notice thereof, by express delivery or first-class mail, postage prepaid, addressed to the holder at the address of the holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     2.     No Fractional Shares. No fractional shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional share which would otherwise be issuable, the Company shall round up to the nearest whole number of shares.

     3.     No Shareholder Rights. This Warrant shall not entitle its holder to vote, receive dividends or exercise any of the rights of a shareholder of the Company prior to exercise of this Warrant.

     4.     Covenants of the Company. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the issuance of Security Warrant Shares upon the exercise of this Warrant. The Company further covenants that all Security Warrant Shares that may be issued upon the exercise of this Warrant will, upon payment and issuance, be duly authorized and issued, fully paid and nonassessable shares of Common Stock.

     5.     Exercise of Warrant. This Warrant may be exercised by the registered holder, in whole or in part, by providing the Company with at least five (5) U.S. business days’ written notice of such holder’s intent to exercise and by surrendering this Warrant at the principal office of the Company, together with the Exercise Form attached hereto duly executed, accompanied by payment in full of the amount of the aggregate Warrant Exercise Price in cash or check payable to the Company. Notwithstanding anything to the contrary in this Warrant, in no event shall a partial exercise be for Security Warrant Shares with an aggregate exercise price of less than $5000. Upon partial exercise hereof, a new warrant or warrants containing the same date and provisions as this Warrant shall be issued by the Company to the registered holder for the number of Security Warrant Shares with respect to which this Warrant shall not have been exercised. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date the Company is in receipt of this Warrant, a completed Exercise Form, all documents the Company may reasonably request from the holder for the purpose of complying with applicable securities and other laws, and payment for the number of Security Warrant Shares being acquired upon exercise of this Warrant. The holder entitled to receive the Security Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Security Warrant Shares as of the close of business on such date. After such date, the Company shall issue and deliver to the holder or holders entitled to receive the same, a certificate or certificates for the number of full Security Warrant Shares issuable upon such exercise.

The holder has been advised that the Security Warrant Shares and the Warrant have not been registered under the Act, or state securities laws pursuant to exemptions from the Act and such laws, and that the Company’s ability and obligation to issue Security Warrant Shares are dependent upon the availability of exemptions from registration under the Act and state securities law for such issuance. In the event that the Company does not meet the requirements for an exemption to registration under the Act and state securities laws for issuance of the Security

Warrant Shares, the Company shall issue the Security Warrant Shares at the first opportunity an exemption is available.

The holder agrees to exercise its rights under the Warrant, if at all, only in accordance with the provisions of Regulation S, in conjunction with a registration under the Act, or pursuant to an available exemption from such registration, and further agrees not to engage in hedging transactions with regard to the Security Warrant Shares unless in compliance with the Act.

     Notwithstanding anything herein to the contrary, the Company shall have the right to delay any exercise for the purpose of ensuring the availability of an exemption under applicable securities laws for the issuance of the Security Warrant Shares to the holder in light of the transactions by the Company in its securities. If the Company elects to delay any such exercise, the Company shall inform the holder, in writing, of such delay and the terms of such delay. Any such delay shall not lead to any change in the Warrant Exercise Price or the terms of the Warrant and shall not extend the term of any Warrant unless such delay would extend past the expiration date of such Warrant. In such case, the expiration date shall be extended to thirty (30) days after the end of such delay.

     6.     Acceleration of Warrant Termination. For purposes of this section, “Change of Control” shall mean the sale or lease of all or substantially all of the Company’s assets or a merger or other transaction in which the holders of the Company’s voting capital stock before such transaction hold less than fifty percent of the outstanding voting capital stock of the successor entity after the transaction. Immediately prior to the Company completing a Change of Control, the Company shall automatically have the right to call and terminate the Warrant, without paying any additional consideration. The Company shall deliver prior written notice to the holder (“Call Notice”) of a Change of Control and the effectiveness of the call right. The holder shall have forty-five (45) days from the date of the Call Notice (“Call Period”) during which the holder may exercise the Warrant. If the Warrant is not exercised during the Call Period, the holder shall deliver the Warrant to the Company for cancellation. Cancellation of the Warrant shall be effective on the Company’s books and records notwithstanding the holder’s failure to deliver the Warrant to the Company for cancellation.

     7.     Compliance with Securities Laws and Other Transfer Restrictions.

     (a) The holder of this Warrant, by acceptance hereof, agrees, represents and warrants that this Warrant and the Security Warrant Shares which may be issued upon exercise hereof are being acquired for investment, that the holder has no present intention to resell or otherwise dispose of all or any part of this Warrant or any Security Warrant Shares, and that the holder will not offer, sell or otherwise dispose of all or any part of this Warrant or any Security Warrant Shares except under circumstances which will not result in a violation of the Act or applicable state securities laws. The Company may condition any transfer, sale, pledge, assignment or other disposition on the receipt from the party to whom this Warrant is to be so transferred or to whom Security Warrant Shares are to be issued or so transferred, of any representations and agreements requested by the Company in order to permit such issuance or transfer to be made pursuant to exemptions from registration under federal and applicable state securities laws. Upon exercise of this Warrant, the holder hereof shall, if requested by the Company, confirm in writing holder’s investment purpose and acceptance of the restrictions on transfer of the Security Warrant Shares, as well as any representations and agreements requested by the Company in order to permit the issuance of Security Warrant Shares to be made pursuant to exemptions from registration under federal and applicable state securities laws.

     (b)  In the event the holder of this Warrant desires to transfer this Warrant, the holder shall provide the Company with a Form of Assignment, in the form attached hereto describing the manner of such transfer, and an opinion of counsel (reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification under applicable securities laws, whereupon such holder shall be entitled to transfer this Warrant in accordance with the notice delivered by such holder to the Company. If, in the opinion of the counsel referred to in this Section, the proposed transfer or disposition described in the written notice given may not be effected without registration or qualification of this Warrant, the Company shall give written notice thereof to the holder hereof, and such holder will limit its activities in respect to such proposed transfer or disposition as, in the opinion of such counsel, are permitted by law. The Company may place one or more restrictive legends on the Warrant or any certificates representing the Security Warrant Shares which set forth the restrictions contained herein, and may further place a “stop transfer” restriction in the Company’s books and records with respect to the Warrant and any Security Warrant Shares. The restrictions set forth in this Warrant shall be binding upon any holder, donee, assignee or transferee of the Warrant or the Security Warrant Shares.

     8.     Subdivision of Warrant. At the request of the holder of this Warrant in connection with a transfer or exercise of a portion of the Warrant, upon surrender of such Warrant for such purpose to the Company, the Company will issue and exchange therefor warrants of like tenor and date representing in the aggregate the right to purchase such number of shares of Common Stock as shall be designated by such holder at the time of such surrender; provided, however, that the Company’s obligations to subdivide securities under this Section shall be subject to and conditioned upon the compliance of any such subdivision with applicable securities laws.

     9.     Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of the initial Warrant, in lieu of this Warrant.

     10.    Miscellaneous. This Warrant shall be governed by the laws of the state of Minnesota without reference to such state’s choice of laws provisions. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the registered holder hereof. All notices or other communications required or permitted hereunder shall be in writing. A written notice or other communication shall be deemed to have been sufficiently given: (i) if delivered by hand, when such notice is received from the notifying party; (ii) if transmitted by facsimile, on the next business day following the day so transmitted; (iii) if timely delivered to a reputable express courier, on the fifth business day following the day so delivered; or (iv) if delivered by mail, on the seventh day following the date such notice or other communication is deposited in the U.S. Mail for delivery by certified or registered mail addressed to the other party, or when actually received, whichever occurs earlier.

     ISSUED this 11th day of September, 2003.

MAKEMUSIC! INC.

By	/s/ Barbara S. Remley Its CFO

FORM OF ASSIGNMENT

MAKEMUSIC! INC.

     FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	Number of Shares

     and does hereby irrevocably constitute and appoint ________________ Attorney to make such transfer on the books of MAKEMUSIC! INC. maintained for the purpose, with full power of substitution in the premises. The undersigned understands that compliance with the provisions of the Warrant is necessary to effect any assignment or transfer.

     The undersigned hereby certifies that (1) the Assignee is not a “U.S. Person” as that term is defined in Regulation S to the Securities and Exchange Act of 1933, as amended, or (2) that the undersigned has delivered a written opinion of counsel to MAKEMUSIC! INC. to the effect that the Warrant may be validly transferred to the Assignee pursuant to an exempt from registration thereunder.

Dated: ___________________________ , _____

Signature

Print Name

EXERCISE FORM

MAKEMUSIC! INC.

(To be executed only upon exercise of Warrant)

     The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases ___________________ of the number of shares of Common Stock of MAKEMUSIC! INC. purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant.

     The undersigned agrees to deliver a completed and executed subscription, investment or similar document requested by the Company in connection with the purchase of shares of Common Stock upon exercise of this Warrant.

     The undersigned hereby certifies that (1) he/she/it is not a “U.S. Person” as that term is defined in Regulation S to the Securities and Exchange Act of 1933, as amended, and the Warrant is not being exercised on behalf of a U.S. Person or (2) that the undersigned has delivered a written opinion of counsel to MAKEMUSIC! INC. to the effect that the issuance of shares of Common Stock are exempt from registration thereunder.

Dated: ___________________________ , _____

Signature of Registered Owner